ASSET PURCHASE AGREEMENT


                                      AMONG


                           ELECTROGRAPH SYSTEMS, INC.,


                              BITWISE DESIGNS, INC.


                                       AND


                         ELECTROGRAPH ACQUISITION, INC.


                         MANCHESTER EQUIPMENT CO., INC.


                                 April 15, 1997

                                TABLE OF CONTENTS

                                                    Page
 1. Definitions ....................................
 2. Basic Transaction ..............................
    (a) Purchase and Sale of Assets ................
    (b) Assumption of Liabilities ..................
    (c) Preliminary Purchase Price..................
    (d) Preliminary Purchase Price Adjustment.......
    (e) Payment of Intercompany Liabilities.........
    (f) The Closing ................................
    (g) Deliveries at the Closing ..................
    (h) Allocation .................................
 3. Representations and Warranties of ESI...........
    (a) Organization of ESI.........................
    (b) Authorization of Transaction ...............
    (c) Noncontravention ...........................
    (d) Brokers' Fees ..............................
    (e) Title to Assets ............................
    (f) Financial Statements .......................
    (g) Events Subsequent to Most Recent Fiscal
                  Year End .................................
    (h) Undisclosed Liabilities ....................
    (i) Legal Compliance ...........................
    (j) Tax Matters ................................
    (k) Real Property ..............................
    (l) Intellectual Property ......................
    (m) Tangible Assets ............................
    (n) Inventory ..................................
    (o) Contracts ..................................
    (p) Notes and Accounts Receivable ..............
    (q) Powers of Attorney .........................
    (r) Insurance ..................................
    (s) Litigation .................................
    (t) Product Warranty ...........................
    (u) Product Liability ..........................
    (v) Employees ..................................
    (w) Employee Benefits ..........................
    (x) Guaranties .................................
    (y) Environment, Health, and Safety ............
    (z) Disclosure .................................
 4. Representations and Warranties of Manchester
                  and EAI...................................
    (a) Organization of Manchester .................
    (b) Authorization of Transaction ...............
    (c) Noncontravention ...........................
    (d) Brokers' Fees ..............................
 5. Pre-Closing Covenants ..........................
    (a) General ....................................
    (b) Notices and Consents .......................
    (c) Operation of Business ......................
    (d) Preservation of Business ...................
    (e) Full Access ................................
    (f) Notice of Developments .....................
 6. Post-Closing Covenants .........................
    (a) General ....................................
    (b) Litigation Support .........................
    (c) Transition .................................
    (d) Confidentiality ............................
    (e) Covenant Not to Compete ....................

 7. Conditions to Obligation to Close ..............
    (a) Conditions to Obligation of Manchester
                  and EAI...................................
    (b) Conditions to Obligation of ESI.............
 8. Remedies for breaches of This Agreement ........
    (a) Survival of Representations and Warranties .
    (b) Indemnification Provisions for Benefit of
         ESI............................................
    (c) Indemnification Provisions for Benefit of
         the Target ....................................
    (d) Matters Involving Third Parties .............
    (e) Determination of Adverse Consequences .......
    (f) Other Indemnification Provisions ............
 9. Termination .....................................
    (a) Termination of Agreement ....................
    (b) Effect of Termination .......................
 10. Miscellaneous ...................................
    (a) Press Releases and Public Announcements .....
    (b) No Third-Party Beneficiaries ................
    (c) Entire Agreement ............................
    (d) Succession and Assignment ...................
    (e) Counterparts ................................
    (f) Headings ....................................
    (g) Notices .....................................
    (h) Governing Law ...............................
    (i) Amendments and Waivers ......................
    (j) Severability ................................
    (k) Expenses ....................................
    (l) Construction ................................
    (m) Incorporation of Exhibits and Schedules .....
    (n) Specific Performance ........................
    (o) Submission to Jurisdiction ..................
    (p) Tax Matters .................................
    (q) Employee Benefits Matters ...................
    (r) Bulk Transfer Laws ..........................

Exhibit A                  Statement of Assets
Exhibit B                  Form of Bill of Sale and Assignment
Exhibit C                  Allocation Schedule
Exhibit D                  November 30, 1996 Financial Statements
Exhibit E                  Form of Opinion of Counsel to ESI and Bitwise
Exhibit F                  Form of Opinion of Counsel to Manchester
                                     and EAI
Exhibit G                  Manchester Promissory Note

Disclosure Schedule        Exceptions to Representations and Warranties

                            ASSET PURCHASE AGREEMENT

     AGREEMENT entered into on April 15, 1997 by and among Manchester Equipment Co., Inc., a New York corporation ("Manchester"), Electrograph Acquisition, Inc., a New York Corporation ("EAI"), Bitwise Designs, Inc., a Delaware corporation ("Bitwise") and Electrograph Systems, Inc., a New York corporation ("ESI"). Manchester, EAI, Bitwise and ESI are sometimes referred to collectively herein as the "Parties."

     WHEREAS, ESI is a value added distributor of microcomputer peripherals, components and accessories;

     WHEREAS, ESI is a wholly-owned subsidiary of Bitwise;

     WHEREAS, Manchester desires to purchase substantailly all of the assets of ESI and ESI desires to sell to Manchester substantially all of its assets upon the terms contained herein.

     WHEREAS, EAI is a newly formed subsidiary of Manchester which has been created to acquire the assets of ESI.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.

     "Acquired Assets" means all right, title, and interest in and to all of the assets of ESI as set forth on Exhibit A, including all of its (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, Inventory), (c) Intellectual Property, goodwill associated therewith, the tradename including "Electrograph Systems, Inc." licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) securities, if any, (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (k) any Cash excluding the Mitsubishi Letter of Credit Deposit; provided, however, that the Acquired Assets shall not include
(i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of ESI as a corporation (ii) any of the rights of ESI under this Agreement (or under any other agreement between ESI on the one hand and Manchester on the other hand entered into on or after the date of this Agreement) and (iii) any and all rights of ESI in and to the Mitsubishi Letter of Credit Deposit.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Assumed Liabilities" means (a) all Liabilities of ESI as recorded on the November 30, 1996 balance sheet, and as adjusted for the passage of time through the Closing Date in accordance with past custom and practice and in the ordinary course of business of ESI, and to be recorded on the Closing Date Financial Statements, and subject to the representations and warranties of ESI herein, (b) all obligations of ESI under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, (c) any Liability of ESI for unpaid Taxes (with respect to ESI or otherwise) for periods prior to the Closing which were not due and payable prior to Closing, exclusive of federal and state income taxes and (d) any Liability or obligation under any insurance policy, health or medical or life insurance plan of ESI in effect as of the Closing Date; provided, however, the Assumed Liabilities shall not include (i) any obligation of ESI to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of ESI or was serving at the request of ESI as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (ii) any Liability of ESI for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iii) any Liability or obligation of ESI under this Agreement (or under any other agreement between ESI on the one hand and EAI or Manchester on the other hand entered into on or after the date of this Agreement), (iv) any Liability or obligation of ESI under the Employee Benefit Plan, (v) any Liability or obligation of ESI under the Nationsbank Loan Agreements, (vi) any Liability or obligation with respect to the Mitsubishi Letter of Credit or (vii) any Liability resulting from any breach of contract, breach of warranty, tort infringement or violation of law or (viii) any Liability not disclosed and expressly assumed.

     "Bad Debt Account Receivables" means those account receivables of ESI existing on the Closing Date which have not been collected within 120 days of the Closing Date; provided, however, that EAI has used its best efforts to collect such account receivables. "Best efforts" for purposes of this defined term shall mean the sending of at least two lawyer letters to the account debtor.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Book Value Adjustment" has the meaning set forth in Section 2(d) below.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Closing Date Financial Statements.

     "Closing" has the meaning set forth in Section 2(e) below.

     "Closing Date" has the meaning set forth in Section 2(e) below.

     "Closing Date Financial Statements" means the financial statements of ESI to be prepared by Manchester at its cost reflecting the financial condition of ESI as of the day prior to the Closing Date, prepared in accordance with GAAP and in accordance with ESI's previous financial statements and to be delivered to the Parties within 90 days of the Closing Date and accepted by the Parties in writing. In the event of a dispute regarding the Closing Date Financial Statements which cannot be resolved by the Parties within 15 days of delivery of the Closing Date Financial Statements, the Closing Date Financial Statements shall be reviewed by the Jericho, New York office of KPMG Peat Marwick, which costs of review shall be split equally by Bitwise and Manchester, and the decision of KPMG Peat Marwick shall be final.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of ESI that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Employee Benefit Plan" means the Bitwise Designs, Inc. 401 K Plan.

     "Employee  Pension  Benefit  Plan" has the  meaning set forth in ERISA Sec.
3(2).

     "Employee  Welfare  Benefit  Plan" has the  meaning set forth in ERISA Sec.
3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, Each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in Section 8(d) below.

     "Indemnifying Party" has the meaning set forth in Section 8(d)below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Intercompany Liabilities" means those Liabilities of ESI to Bitwise Designs, Inc. in existence as of the day prior to the Closing Date other than the sum equal to the value of the Mitsubishi Letter of Credit Deposit and evidenced by a Certificate of the Chief Financial Officer of Bitwise and the President of ESI delivered to EAI at Closing.

     "Inventory" means all goods in process and finished goods, manufactured and purchased parts and supplies and other items deemed inventory in accordance with GAAP in the operation of ESI's business.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Manchester   Promissory  Note"  means  the  promissory  note  of  EAC  and
Manchester delivered to Bitwise in payment of the Intercompany Liabilities, substantially in the form of Exhibit G annexed hereto.

     "Mitsubishi Letter of Credit" means the letter of credit issued by the Bank of New York to Mitsubishi Electronics on behalf of ESI.

     "Mitsubishi Letter of Credit Deposit" means the $350,000 deposit made by ESI in the Bank of New York in July, 1995 plus all accrued interest thereon to the Closing Date as evidenced by certificate of deposit account number 697-0599965.

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "Nationsbank" means Nations Credit Commercial Corporation.

     "Nationsbank Loan Agreements" means that certain Cross-Collateral Security Agreement dated as of July 19, 1995, as amended by and among Bitwise, ESI and Nationsbank.

     "Non-Saleable Inventory" means any Inventory of ESI on the Closing Date that is not sold within 180 days of the Closing Date; provided, however, that EAI has used its best efforts to sell such Inventory. "Best efforts" for purposes of this defined term shall mean that EAI has used commercially reasonable efforts to sell such Inventory, including the implementation of mark-downs in ESI's Ordinary Course of Business; provided, however, Bitwise shall bear all financial responsibility as an adjustment for Non-Saleable Inventory as set forth in Section 2(d)(ii) hereof for any mark-down which reduces the sale price of any Inventory below cost.

     "November  30,  1996  Financial  Statements"  has the  meaning set forth in
Section 3(f) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Preliminary Purchase Price" has the meaning set forth in Section 2(c) below.

     "Purchase Price" has the meaning set forth in Section 2(d) below.

     "Preliminary  Purchase  Price  Adjustment"  has the  meaning  set  forth on
Section 2(d) below.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Section 8(d) below.

     2. Basic Transaction.

     (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Manchester and EAI agree to purchase from ESI, and ESI agrees to sell, transfer, convey, and deliver to Manchester and EAI, all of the Acquired Assets at the Closing for the consideration specified below in this
Section 2.

     (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Manchester and EAI agree to assume and become responsible for all of the Assumed Liabilities at the Closing. Neither, Manchester nor EAI shall assume or have any responsibility, however, with respect to any other obligation or Liability of ESI not included within the definition of Assumed Liabilities. Notwithstanding any other term or provision of this Agreement, the Parties hereby acknowledge and agree that neither EAI nor Manchester shall assume any obligation of ESI under (i) the Employee Benefit Plan or (ii) any employee deferred compensation plan incurred prior to the Closing; (iii) the Nationsbank Loan Agreement; or (iv) the Mitsubishi Letter of Credit or the Mitsubishi Letter of Credit Deposit.

     (c) Preliminary Purchase Price. The preliminary purchase price ("Preliminary Purchase Price") payable by Manchester to ESI shall equal (i) $2,500,000 by delivery of cash payable by wire transfer or delivery of other immediately available funds (ii) the Intercompany Liabilities payable by delivery of the Manchester Promissory Note and in accordance with Paragraph (d) below; and (iii) assumption of the Assumed Liabilities and (iv) 50% of the Book Value Adjustment, if any, payable by Manchester pursuant to paragraph (d) below.

     (d) Preliminary Purchase Price Adjustments. The Preliminary Purchase Price shall be subject to adjustment ("Preliminary Purchase Price Adjustment") in accordance with this Paragraph (d). Any and all Preliminary Purchase Price Adjustments required to be made by Bitwise shall be payable first through reduction of principal of the Manchester Promissory Note and second, by cash payments by Bitwise to EAC or Manchester and otherwise in accordance with this Paragraph (d) and Paragraph (e) below. All Preliminary Purchase Price
Adjustments shall be subject to the agreement of the Parties and shall be evidenced by written agreement thereof.

     (i) Book Value Adjustment. The Parties agree that the Purchase Price shall be subject to upward or downward adjustment in an amount equal to 50% of the amount ("Book Value Adjustment") by which the book value of ESI (as determined in accordance with GAAP) on the Closing Date Financial Statements varies from the book value (as determined in accordance with GAAP) of ESI as set forth on the November 30, 1996 Financial Statements. In the event the book value increased from November 30, 1996, then Manchester or EAI shall pay the 50% difference thereof to Bitwise within 10 days of receipt of the Closing Date Financial Statements. In the event the book value of ESI decreased from November 30, 1996, then Bitwise shall pay the 50% difference thereof to EAI or Manchester within 10 days of receipt of the Closing Date Financial Statements. For purposes herein, "book value" shall be defined to mean Assets minus Liabilities, all as determined in accordance with GAAP.

     (ii) Adjustment for Non-Saleable Inventory. At the Closing, ESI shall deliver to EAI or Manchester a list of all Inventory which list shall include the cost of each item of Inventory. The Preliminary Purchase Price shall be subject to reduction in the event that there exists Non-Saleable Inventory. At the expiration of 180 days of the Closing Date, Manchester and EAI shall deliver to ESI and/or Bitwise a list of all Non-Saleable Inventory. The Preliminary Purchase Price shall be reduced to the extent that the cost of such Non-Saleable Inventory exceeds the Inventory Reserve as set forth on the Closing Date Financial Statements. In addition, the Preliminary Purchase Price shall also be reduced to reflect the sale of any Inventory below cost. The Parties agree that the Inventory Reserve on the Closing Date Financial Statements shall not be less than $50,000.

     (iii) Adjustment for Bad Debt Accounts Receivable. At the Closing, ESI shall deliver to EAC and Manchester a detailed statement of outstanding accounts receivable as of a date which is within five days of the Closing Date. The Preliminary Purchase Price shall be subject to reduction in the event that there exists Bad Debt Account Receivable which cannot be collected within 120 days from the Closing Date. The Preliminary Purchase Price shall be reduced to the extent that the value of such Bad Debt Receivables exceeds the Bad Debt Reserve as set forth on the Closing Date Financial Statements. For purposes hereof, the value of the Bad Debt Receivables shall be the face value thereof.

     The "Purchase Price" shall be deemed to be the Preliminary Purchase Price as adjusted pursuant to this Paragraph (d).

     (e) Payment of Intercompany Liabilities; Reduction of Manchester Promissory Note for Preliminary Purchase Price Adjustments. Manchester shall deliver to Bitwise the Manchester Promissory Note in payment of the Intercompany
Liabilities. Any and all Preliminary Purchase Price Adjustments required to be made by Bitwise shall be made first through reduction in the principal amount of the Manchester Promissory Note. In no event shall the amount of either Preliminary Purchase Price Adjustment set forth in each of clause (d)(ii) or
(d)(iii) above separately exceed the amount of $100,000.

     Any and all disputes among the Parties shall be set forth in writing. In the event that the Parties cannot in good faith resolve their dispute within a reasonable period of time, not to exceed 30 days, then the dispute will be submitted to the Jericho, New York office of KPMG Peat Marwick. The costs of any submission to KPMG Peat Marwick shall be shared by each Party.

     In the event that any Inventory is deemed to Non-Saleable Inventory and an adjustment is made under Section 2 (d)(ii) hereof or in the event that any account receivable is deemed to be a Bad Debt Account Receivable and an adjustment is made under Section 2(d)(iii) hereof, Bitwise shall have the right to obtain such Non-Saleable Inventory or Bad Debt Account Receivable from EAI and to sell such Non-Saleable Inventory or to collect upon such Bad Debt Account Receivable.

     (f) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Goldstein & DiGioia, LLP at 369 Lexington Avenue, New York New York 10017, commencing at 10:00 a.m. local time on April 18, 1997, or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than May 2, 1997.

     (g) Deliveries at the Closing. At the Closing, (i) ESI will deliver to Manchester the various certificates, instruments, and documents referred to in
Section 7(a) below; (ii) Manchester will deliver to ESI the various certificates, instruments, and documents referred to in Section 7(b) below;
(iii) ESI will execute, acknowledge (if appropriate),  and deliver to Manchester
(A) the Bill of Sale and Assignment (including real property and Intellectual Property transfer documents) in the form of Exhibit B; (B) such other instruments of sale, transfer, conveyance, and assignment as Manchester and its counsel reasonably may request; (iv) Manchester will execute, acknowledge (if appropriate), and deliver to ESI such instruments of assumption as ESI and its counsel reasonably may request; and (v) Manchester and EAI will deliver to ESI the consideration specified in Section 2(c) above.

     (h) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit C.

     3. Representations and Warranties of ESI. ESI represents and warrants to Manchester and EAI that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) Organization of ESI. ESI is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. ESI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of ESI and Bitwise Designs, Inc., as the sole stockholder of ESI, have duly authorized the execution, delivery, and performance of this Agreement by ESI. This Agreement constitutes the valid and legally binding obligation of ESI, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which ESI is subject or any provision of the charter or bylaws of ESI or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which ESI is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) (subject to the right of any third party to consent to any assignment). ESI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     (d) Brokers' Fees. ESI has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Manchester could become liable or obligated. ESI does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Assets. Except as set forth in Paragraph 3(e) to the Disclosure Schedule, ESI has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, ESI has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer except as set forth in Paragraph 3(e) to the Disclosure Schedule.

     (f) Financial Statements. Attached hereto as Exhibit C are the unaudited balance sheets and statements of income, and cash flow as of and for the five-month period ended November 30, 1996 (collectively, the "November 30, 1996 Financial Statements"). The November 30, 1996 Financial Statements (including the notes thereto, if any) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of ESI as of such dates and the results of operations of ESI for such periods, are correct and complete, and are consistent with the books and records of ESI (which books and records are correct and complete) provided, however, that the November 30, 1996 Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     (g) Events Subsequent to November 30, 1996 Financial Statements. Since the November 30, 1996 Financial Statements, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects ESI. Without limiting the generality of the foregoing, since that date:

          (i) ESI has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) ESI has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

          (iii)no party (including any of ESI) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which ESI is a party or by which any of them is bound;

          (iv) ESI has not imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) ESI has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

          (vi) ESI has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $75,000 in the aggregate;

          (viii) ESI has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) ESI has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) the Ordinary Course of Business;

          (x) ESI has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) ESI has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xii)ESI has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiii) ESI has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xiv)ESI has not made any loan to, or entered into any other transaction with, any of the directors, officers, and employees of ESI outside the Ordinary Course of Business;

          (xv)  Other  than as set forth on  Schedule  G (XV) of the  Disclosure
     Schedule ESI has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing employment contract or collective bargaining agreement; (xvi) ESI has not granted any increase in the base compensation of any of its directors, officers, and outside the Ordinary Course of Business;

          (xvii) ESI has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers, and employees of ESI or taken any such action with respect to the Employee Benefit Plan;

          (xviii) ESI has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xix)ESI has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xx) ESI has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses ESI has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing other than the liabilities arising under the Nationsbank Loan Agreement;

          (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving ESI; and

          (xxii) ESI has not committed to any of the foregoing.

     (h) Undisclosed Liabilities. ESI does not have any Liability (and, to its knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the November 30, 1996 Financial Statements (rather than in any notes thereto) and (ii) Liabilities which have arisen after the November 30, 1996 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (i) Legal Compliance. To its Knowledge ESI has materially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or, to its knowledge, commenced against any of them alleging any failure so to comply except where failure to comply would not have any material adverse effect upon ESI or its business.

     (j) Tax Matters.

          (i) ESI has filed all Tax Returns that it was required to file prior to the Closing Date. All such Tax Returns were correct and complete in all respects. All Taxes owed by ESI (whether or not shown on any Tax Return) have been paid. ESI currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where ESI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of ESI that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) ESI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii)Neither ESI nor any director nor officer (or employee responsible for Tax matters) expects any authority to assess any additional Taxes with respect to ESI for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of ESI either (A) claimed or raised by any authority in writing or (B) as to which any directors and officers (and employees responsible for Tax matters) of ESI.

          (iv) ESI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) ESI has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. ESI has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). ESI has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Bitwise) or (B) has any Liability for the Taxes of any Person (other than any of ESI and its Subsidiaries) under Treas. Reg.ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) Section 3(j) of the Disclosure Schedule sets forth the the basisof ESI in its assets as of March 31, 1997;

     (k) Real Property.

      (i) ESI does not own any real property.

     (ii) Section 3(k)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased by ESI. ESI has delivered to Manchester correct and complete copies of the leases and subleases listed in
Section 3(k)(ii) of the Disclosure Schedule (as amended to date). With respect to Each lease and sublease listed in Section 3(k)(ii) of the Disclosure
Schedule:

          (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

          (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (subject to the rights of any third party to consent to any assignments and assumptions);

          (C) ESI is not in material breach or material default, and no event was occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (D) to the best of ESI's knowledge, no party to the lease or sublease has repudiated any provision thereof;

          (E) to the best of ESI's knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (F) with respect to Each sublease, the representations and warranties set forth in subsections (A)-(E) above are true and correct with respect to the underlying lease;

          (G) to the best of ESI's Knowledge, ESI has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold, except pursuant to the Nationsbank Loan Agreements;

     (l) Intellectual Property.

     (i) ESI owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its businesses as presently conducted. Each item of Intellectual Property owned or used by ESI immediately prior to the Closing hereunder will be owned or available for use by Manchester or EAI on identical terms and conditions immediately subsequent to the Closing hereunder.

     (ii) To the best of ESI's knowledge, ESI has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither ESI nor its directors and officers (and employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that ESI must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of ESI and its directors and officers (and employees with responsibility for Intellectual Property matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of ESI.

     (m) Tangible Assets. ESI owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. To ESI's Knowledge, Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     (n) Inventory. The inventory of ESI consists of manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the November 30, 1996 Financial Statements as adjusted for the passage of time through the Closing Date in accordance with past custom and practice.

     (o) Contracts. Section 3(0) of the Disclosure Schedule lists the following contracts and other agreements to which ESI is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $20,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of ESI, or involve consideration in excess of $20,000;

               (iii) any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $20,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition;

               (vi) any agreement involving any of Bitwise or its Affiliates;

               (vii)any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former directors, officers, and employees;

               (viii) any collective bargaining agreement;

               (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing severance benefits;

               (x) any agreement under which it has advanced or loaned any amount to any of the directors, officers, and employees outside the Ordinary Course of Business; (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of ESI; or

          (xii)any  other  agreement  (or  group  of  related   agreements)  the
               performance of which involves consideration in excess of $20,000.

     ESI has delivered to Manchester and EAI a correct and complete copy of Each written agreement listed in Section 3(o) of the Disclosure Schedule (as amended to date). With respect to Each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby subject to the right of any third party to consent to such assignment; (C) to its knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to its knowledge, no party has repudiated any provision of the agreement.

     (p) Notes and Accounts Receivable. All notes and accounts receivable of ESI are reflected properly on ESI's books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the November 30, 1996 Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of ESI.

     (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of ESI other than as set forth in the Nationsbank Loan Agreement.

     (r) Insurance. Section 3(r) of the Disclosure Schedule sets forth to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which ESI is currently a party, a named insured, or otherwise the beneficiary of coverage:

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) ESI is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof.

     (s) Litigation. Section 3(s) of the Disclosure Schedule sets forth each instance in ESI (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of ESI's directors and officers (and employees with responsibility for litigation matters) of ESI, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of ESI.

     (t) Product Warranty. Each product manufactured, sold, leased, or delivered by ESI has been in conformity with all applicable contractual commitments and all express and implied warranties, and ESI to the best of its Knowledge, has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the November 30, 1996 Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice. No product manufactured, sold, leased, or delivered by ESI is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

     (u) Product Liability. To the best of its Knowledge, ESI has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use by it.

     (v) Employees. To the best of ESI's Knowledge no executive, key employee, or group of employees has any plans to terminate employment. ESI is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes.

     (w) Employee Benefits.

          (i) Section 3(w) of the Disclosure Schedule lists each Employee Benefit Plan that ESI maintains or to which ESI contributes.

               (a) Each such Employee Benefit Plan (and Each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (b) To its knowledge, each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a).

               (c) ESI has delivered to Manchester and EAI correct and complete copies of the plan documents and summary plan descriptions.

               (d) ESI does not currently maintain, has not maintained since August 7, 1994 and has no Liability with respect to any Multiemployer Plan.

          (ii) Section 3 (w) of the Disclosure Schedule also sets forth all other fringe benfits such as medical, health or life insurance plans provided by ESI to its employees. ESI shall deliver a copy of all such plans to Manchester prior to closing.


     (x) Guaranties. Except as set forth in Paragraph 3(X) of the Disclosure Schedule, ESI is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

     (y) Environment, Health, and Safety.

     To its knowledge, ESI has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, ESI has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (z)  Disclosure.  The  representations  and  warranties  contained  in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

     4. Representations and Warranties of Manchester and EAI. Each of EAI and Manchester represents and warrants to ESI that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a) Organization of EAI and Manchester. Each of EAI and Manchester is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. Each of EAI and Manchester has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Each of EAI and Manchester, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Manchester or EAI is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Manchester or EAI is a party or by which it is bound or to which any of its respective assets is subject. Neither EAI nor Manchester needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. Neither EAI nor Manchester has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which ESI, or Bitwise could become liable or obligated.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

     (b) Notices and Consents. ESI will give any notices to third parties, and ESI will use its reasonable best efforts to obtain any third party consents and/or estoppels that Manchester or EAI reasonably may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

     (c) Operation of Business. ESI will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, ESI will not (i) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses ESI has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(g) above.

     (d) Preservation of Business. ESI will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e) Full Access. ESI will permit representatives of Manchester and EAI to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations to all premises, properties, personnel, books, records (including Tax records), contracts, and documents.

     (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Exclusivity. ESI will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of its assets, (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. ESI will notify Manchester immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). ESI acknowledges and agrees that from and after the Closing EAI and Manchester will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the business except for stock ledgers and minute books.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the business of ESI as conducted prior to the Closing Date, the other Pary will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

     (c) Transition. ESI will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate from maintaining the same business relationships with EAI or Manchester after the Closing as it maintained with ESI prior to the Closing. ESI will refer all customer inquiries relating to the business of ESI to EAI or Manchester from and after the Closing.

     (d) Confidentiality. ESI will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Manchester or destroy, at the request and option of Manchester, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that ESI is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, ESI will notify Manchester promptly of the request or requirement so that Manchester may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, ESI is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, ESI may disclose the Confidential Information to the tribunal; provided, however, that ESI shall use its reasonable best efforts to obtain, at the reasonable request of Manchester, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Manchester shall designate.

     (e) Covenant Not to Compete. For a period of five years from and after the Closing Date, neither Bitwise, its affiliates nor ESI will engage directly or indirectly in any business that ESI conducts as of the Closing Date in any geographic area in which ESI conducts that business as of the Closing Date; provided, however, that (i) Manchester acknowledges and consents to the continued operation of present businesses conducted by Bitwise and its affiliates as of the date hereof and agrees that Bitwise and its affiliates may continue such business after the Closing Date and (ii) no owner of less than 5% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. In order to effectuate the covenant contained herein, Bitwise and its affiliates agree that it shall not represent Mitsubishi, Sony or Nokia in the sale of computer monitors. In addition, Bitwise and its affiliates represent and warrant that it does not have possession of any customer lists of ESI and if it comes into possession of any such lists it will immediately return such lists to Manchester. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7. Conditions to Obligation to Close.

     (a) Conditions to Obligation of Manchester. The obligation of Manchester and EAI to consummate the transactions to be performed by Each of them in connection with the Closing is subject to satisfaction of the following conditions:

               (i)  the  representations  and  warranties  of ESI set  forth  in
          Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) ESI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) ESI shall have procured all of the third party consents and/or estoppels specified in Section 5(b) above including; without limitation, the consent of all distributors of the assignment of all distribution and service agreements to Manchester in form acceptable to Manchester;

               (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of EAI to own the Acquired Assets or to operate the former businesses of ESI as conducted prior to the Closing, or (D) affect adversely the its right to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (v) ESI shall have delivered to Manchester and EAI a certificate to the effect that Each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

               (vi) ESI shall have delivered to EAI a copy of a certificate of name change to be filed with the Secretary of State of New York within five days of the closing;

               (vii) Manchester and EAI shall have received from counsel to ESI an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to Manchester and EAI, and dated as of the Closing Date;

               (viii)  all  actions  to be  taken  by  ESI  in  connection  with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Manchester and EAI.

Manchester and EAI may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of ESI. The obligation of ESI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date; (ii) Each of Manchester and EAI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) Each of EAI and Manchester shall have delivered to ESI a certificate to the effect that Each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

               (v) ESI shall have obtained a release of ESI and Bitwise from Mitsubishi Electronics of America and Sony with respect to all guarantees and letters of credit issued in connection with the agreements set forth on Schedule 3(o) annexed hereto, and ESI shall have received the original Mitsubishi Letter of Credit;

               (vi) Manchester shall have paid to Nationsbank all amounts owed by ESI as of the Closing Date under the Nationsbank Loan Agreement;

               (vii) Manchester shall have obtained the written release of ESI and Bitwise with respect to any and all Assumed Liabilities or Acquired Assets, or, in the alternative, in the event that such releases cannot be obtained, indemnified Bitwise and ESI with respect thereto;

               (viii) ESI shall have received from counsel to Manchester and EAI an opinion in form and substance as forth in Exhibit F attached hereto, addressed to ESI, and dated as of the Closing Date;

               (ix) Manchester and EAC shall have delivered the Manchester Promissory Note;

               (x) EAI and Sam Taylor shall have entered into an employment agreement upon terms acceptable to EAI; and

               (xi) all actions to be taken by Manchester and/or EAI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to ESI.

ESI may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

     8. Remedies for Breaches of This Agreement.

     (a) Survival of Representations and Warranties.

     All of the representations and warranties of Manchester and EAI and ESI contained in this Agreement shall survive the Closing and continue in full force and effect for a period of six (6) months.

     (b) Indemnification Provisions for Benefit of Manchester and EAI.

               (i) In the event ESI or Bitwise breaches (or in the event any third party alleges facts that, if true, would mean ESI has breached) any of its respective representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that Manchester or EAI makes a written claim for indemnification against ESI pursuant to
          Section 10(g) below within such survival period, then ESI and Bitwise agree, jointly and severally, to indemnify Manchester and EAI from and against the entirety of any Adverse Consequences Manchester or EAI may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Manchester or EAI may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) provided, however, that ESI or Bitwise shall not have any obligation to indemnify Manchester or EAI from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of ESI or Bitwise until Manchester or EAI has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $75,000 aggregate threshold and after application of the accrued contingency reserve as set forth in the Closing Date Financial Statements(at which point ESI will be obligated thereafter to indemnify Manchester and EAI from and against all such Adverse Consequences). The $75,000 aggregate threshold provided for herein shall not be applicable to the Preliminary Purchase Price Adjustments provided for in Sections 2(d)(ii) or (iii) herein.

               (ii) ESI and Bitwise agree to indemnify Manchester and EAI from and against the entirety of any Adverse Consequences Manchester or EAI may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of ESI which is not an Assumed Liability including any Liability of ESI that becomes a Liability of Manchester or EAI under any bulk transfer law (other than bulk transfer sales taxes) of any jurisdiction, under any common law doctine of de facto merger or successor liability, or otherwise by operation of law .

               (iii) The Parties agree that any and all obligations incurred hereunder for indemnification for the benefit of Manchester or EAI shall be satisfied first through reduction of the principal amount of the Manchester Promissory Note.

         (c) Indemnification Provisions for Benefit of ESI.

               (i) In the event Manchester or EAI breaches (or in the event any third party alleges facts that, if true, would mean Manchester or EAI has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that ESI makes a written claim for indemnification against Manchester pursuant to
          Section 10(g) below within such survival period, then Manchester agrees to indemnify ESI from and against the entirety of any Adverse Consequences ESI may suffer through and after the date of the claim for indemnification (including any Adverse Consequences ESI may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (ii) Manchester agrees to indemnify ESI and Bitwise from and against the entirety of any Adverse Consequences ESI may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability (including any Liability of ESI that becomes a Liability of Manchester or EAI for any bulk transfer sales taxes of any jurisdiction);

         (d) Matters Involving Third Parties.

               (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indem-nifying Party") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satis-factory to the Indemnified Party so long as
          (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above,
          (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
          Section 8.

     (e) Determination of Adverse Consequences. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

     (f)  Other  Indemnification   Provisions.   The  foregoing  indemnification
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

     9. Termination.

     (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

               (i) Manchester or ESI may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) Manchester may terminate this Agreement by giving written notice to ESI at any time prior to the Closing (A) in the event ESI or Bitwise has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Manchester has notified ESI of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1997, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Manchester or EAI itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (iii) ESI may terminate this Agreement by giving written notice to Manchester at any time prior to the Closing (A) in the event Manchester or EAI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, ESI has notified Manchester of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1997, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from ESI or Bitwise itself breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Party (except for any Liability of any Party then in breach).

     10. Miscellaneous.

     (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Manchester may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Manchester nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, Each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by (i) registered or certified mail, return receipt requested, postage prepaid, and shall be deemed received within three business days of mailing and (ii) by overnight courier service addressed to the intended recipient as set forth below and be deemed received on the next business day:

If to ESI or Bitwise:               Copy to: Goldstein & DiGioia LLP
Bitwise Designs, Inc.                        396 Lexington Avenue
Technology Center                            New York, NY  10017
Rotterdam Industrial Park                    Attn: Victor J. DiGioia, Esq.
Schenectady, NY  12306


If to Manchester or EAI:            Copy to: Kressel Rothlein & Roth, Esqs.
Manchester Equipment Co. Inc.               684 Broadway
50 Marcus Blvd.                             Massapequa, NY 11758
Hauppauge, NY 11788                         Attn: Joel Rothlein, Esq.
Attn: Joe Looney


     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Manchester and ESI. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each Party will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that Each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, Each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) below), in addition to any other remedy to which it may be entitled, at law or in equity.

     (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     (p) Tax Liability. Manchester and EAI shall indemnify and hold harmless Bitwise and ESI from any and all additional income tax liability up to $23,500, if any, as a result of this transaction being consummated as an asset purchase instead of a sale of the stock of ESI to Manchester. The amount of such liability shall be determined by the Albany, New York office of KPMG Peat Marwick. Such amount shall be paid within 10 days of receipt of written notice from KPMG Peat Marwick.

     (q) Employee Benefits Matters. Neither EAI nor Manchester will adopt or assume at and as of the Closing any of the Employee Benefit Plans or deferred compensation plans (except the health, medical and life insurance plans) that ESI maintains or any trust, insurance contract, annuity contract, or other funding arrangement that ESI has established with respect thereto. ESI and Bitwise will not transfer (or cause the plan administrators to transfer) at and as of the Closing any of the corresponding assets associated with the Employee Benefit Plans.




REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     (r) Bulk Transfer Laws. Manchester acknowledges that ESI will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Manchester hereby agrees to indemnify and hold harmless ESI and Bitwise for any and all bulk sales taxes to which ESI or Bitwise may become subject as a result of or in connection with any bulk transfer law of any jurisdiction.

                                    * * * * *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                            ELECTROGRAPH SYSTEMS, INC.

                                            By: /s/ John Botti
                                            ------------------
                                               Name:  John Botti
                                               Title:  Chairman


                                            MANCHESTER EQUIPMENT CO., INC.


                                            By:/s/ Barry Steinberg
                                            ----------------------
                                               Name: Barry Steinberg
                                               Title: President

                                            BITWISE DESIGNS, INC.


                                            By:/s/ John Botti
                                            -----------------
                                               Name: John Botti
                                               Title:

                                            ELECTROGRAPH ACQUISITIONS INC.


                                            By: /s/ Barry Steinberg
                                            ------------------------
                                               Name: Barry Steinberg
                                               Title:

                              April 15, 1997



Manchester Equipment Co., Inc.
Electrograph Acquisition, Inc.
50 Marcus Blvd.
Hauppauge, New York 11788

Re:  Electrograph Asset Purchase Agreement

Gentlemen:

     Reference is made to that certain Asset Purchase Agreement dated as of this date among Manchester Equipment Co., Inc. ("Manchester"), Electrograph Acquisition Inc. ("EAC"), Bitwise Designs, Inc. and Electrograph Systems, Inc. ("ESI"). This letter shall confirm our mutual agreement that neither Manchester nor EACX shall assume any liability or obligation related to the general insurance policies (such as general liability, real property, casuality and the like) of ESI. EAC shall assume the employee health, medical and life policies of ESI. ESI shall have the right to terminate all of such policies immediately after the Closing.

     The parties hereby agree that the definition of "Assumed Liabilities" as set forth in the Asset Purchase Agreement shall be deemed amended to effectuate the terms of this letter.

ELECTROGRAPH SYSTEMS, INC.              BITWISE DESIGNS, INC.


By: /s/ John Botti, Chairman            By: /s/ John Botti, Chairman
----------------------------            ----------------------------
Name: John Botti                        Name:  John Botti

ACCEPTED AND AGREED:

MANCHESTER EQUIPMENT CO., INC.          ELECTROGRAPH ACQUISITION INC.

By: /s/ Barry Steinberg, President      By: /s/ Barry Steinberg
----------------------------------      -----------------------
Name: Barry Steinberg                   Name: Barry Steinberg